EXHIBIT 5.1

L O S  A N G E L E S,  C A

S A N  F R A N C I S C O,  C A

W I L M I N G T O N,  D E

N E W  Y O R K,  N Y

H O U S T O N,  T X

10100 SANTA MONICA BLVD.

13th FLOOR

LOS ANGELES

CALIFORNIA 90067

TELEPHONE: 310/277 6910

FACSIMILE: 310/201 0760

SAN FRANCISCO

150 CALIFORNIA STREET

15th FLOOR

SAN FRANCISCO

CALIFORNIA 94111-4500

TELEPHONE: 415/263 7000

FACSIMILE: 415/263 7010

DELAWARE

919 NORTH MARKET STREET

17th FLOOR

P.O. BOX 8705

WILMINGTON

DELAWARE 19899-8705

TELEPHONE: 302/652 4100

FACSIMILE: 302/652 4400

NEW YORK

1700 BROADWAY

36th FLOOR

NEW YORK

NEW YORK 10019

TELEPHONE: 212/561 7700

FACSIMILE: 212/561 7777

HOUSTON

440 LOUISIANA STREET

SUITE 900

HOUSTON

TEXAS  77002

TELEPHONE: 713/691 9385

FACSIMILE: 713/619 9407

June 25, 2026

Creative Medical Technology Holdings, Inc.

211 E Osborn Road

Phoenix, Arizona 85012

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Creative Medical Technology Holdings, Inc., a Nevada corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (the “Registration Statement”)  pursuant to which the Company is registering under the Securities Act of 1933, as amended, the following securities: (i) 3,045,685 shares of common stock (each a “Share”); (ii) warrants to purchase up to 6,091,371 shares of common stock (each a “Public Warrant” and each share of common stock issuable upon exercise of a Public Warrant, a “Public Warrant Share”); (iii) pre-funded warrants to purchase up to 3,045,685 shares of common stock (each a “Pre-Funded Warrant” and each share of common stock issuable upon exercise of a Pre-Funded Warrant, a “Pre-Funded Warrant Share”); and (iv) the Public Warrant Shares and Pre-Funded Warrant Shares. The Shares, Public Warrants, Public Warrant Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares are collectively referred to as the “Securities;” the Public Warrant Shares and Pre-Funded Warrant Shares are collectively referred to as the “Warrant Shares;” and the Public Warrants and Pre-Funded Warrants referred to as the “Warrants”.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto, (2) the Company’s Articles of Incorporation, as amended to date, (3) the Company’s Bylaws, (4) certain resolutions of the Board of Directors of the Company and (5) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) the Warrants have been exercised in accordance with their respective terms (including the payment of the exercise price specified therein); and (f) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Placement Agency Agreement between the Company and Roth Capital Partners, LLC (the “Placement Agreement”), will be validly issued, fully paid and nonassessable; and (ii) the Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Placement Agreement, will be legally binding obligations of the Company enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants; and (e) we have assumed the Exercise Price (as defined in the Public Warrants) will not be adjusted to an amount below the par value per share of the Common Stock; and (iii) the Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the applicable Warrants, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction, other than the law of the State of New York and Chapter 78 of the Nevada Revised Statutes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Pachulski Stang Ziehl & Jones LLP

Pachulski Stang Ziehl & Jones LLP